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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]                                                Filed by a Party other than the Registrant [   ]
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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to �240.14a-12

NATIONAL DATACOMPUTER, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee paid previously with preliminary materials.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of
NATIONAL DATACOMPUTER, INC.
To Be Held On:
Tuesday, June 24, 2008 at 10:00 AM EST
At 900 Middlesex Turnpike, Bldg. #5, Billerica, MA 01821
Please visit www.ndcomputer.com to obtain directions to our offices.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available at www.ndcomputer.com Notice of Annual Meeting to Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-KSB

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 6/9/08

To request material:	Website: ww.amstock.com/proxyservices/requestmaterials.asp	Telephone: 1-866-668-8526	Email: info@amstock.com

NATIONAL DATACOMPUTER, INC.

Vote In Person
Should you choose to attend the meeting and vote these shares in person, you will need personal identification and, unless you are a record holder of common stock, evidence of ownership on National Datacomputer stock as of the close of business on the record date, March 31, 2008. Please check the proxy statement for requirements for meeting attendance.

Vote By Internet
To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Vote By Telephone
To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.

Vote By Mail
You may request a card by following the directions above.

Voting items
The Board of Directors recommends a vote FOR Proposals 1 to 5.

1.	Proposal to elect the Company's director nominees to the Board of Directors.
2.
Proposal to approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") that Article Fourth of the Company's Certificate of Incorporation be amended to effect a 1-for-15 reverse stock split of the issued and outstanding shares of the Company's common stock.

3.	Proposal to approve a proposed amendment to our Restated Certificate of Incorporation to reduce the number of authorized shares of common stock.
4.
Proposal to amend the 2007 Employee, Director and Consultant Stock Plan by increasing the shares of the Company's common stock for grant under that plan from 2,000,000 to 3,000,000 shares (which shares available for grant shall be reduced to 200,000 shares following the reverse stock split set forth in Proposal 1, if approved)

5.	Proposal to ratify the appointment of Carlin, Charron & Rosen, LLP as the independent registered public accounting firm for the Company